                                                                    EXHIBIT 8(c)



                            PARTICIPATION AGREEMENT

                                     Among

                          FEDERATED INSURANCE SERIES,

                              FEDERATED ADVISERS,


                          FEDERATED SECURITIES CORP.

                                      And

               FIRST PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY
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                     Table of Contents


Section        Description                            Page
-------        -----------                            ----

1              Sales of Fund Shares..................    1

2              Proxy Solicitations and Voting........    3

3              Representations and Warranties........    5

4              Sales Material and Information........    9

5              Fees and Expenses.....................    12

6              Indemnification.......................    13

7              Potential Conflicts...................    23

8              Term and Termination..................    26

9              Notices...............................    30

10             Miscellaneous.........................    31

11             Administrative Expenses...............    33

     THIS AGREEMENT, made and entered into this 15th day of November, 1996, by and among First Providian Life and Health Insurance Company ("Company"), on its own behalf and on behalf of First Providian Life and Health Insurance Company Separate Account C, a segregated asset account of the Company ("Account"), Federated Insurance Series ("Fund"), the Fund's investment adviser, Federated Advisers ("Adviser") and Federated Securities Corp. ("Underwriter") (collectively, "Parties").

     Company, Fund, Adviser and Underwriter intending to be legally bound, hereby agree as follows:

1.   Sales of Fund Shares

     1.1 Fund shares shall be sold by the respective portfolios of Fund and purchased by Company for the appropriate subaccount at the net asset value next computed after receipt by Fund or its designee of each order of the Account or its designee, in accordance with the provisions of this Agreement, and of the then current prospectuses of the Fund, and the variable annuity contract that uses the Fund as an underlying investment medium (the "Contracts"). Company may purchase Fund shares for its own Account subject to (a) receipt of prior written approval by Underwriter; and (b) such purchases being in accordance with the then current prospectuses of the Fund and the Contracts. For purposes of this Section, each purchaser of the Contracts ("Owner") shall be a designee of the Account for placing such orders, to the extent that such Owner's orders are consistent with the provisions of the applicable Contract, and Underwriter shall be designee of Fund for receipt of such orders. Orders or payments for shares purchased will be sent promptly to Fund and will be made payable in the manner reasonably established from time to time by Fund for the receipt of such payments.

     1.2 Fund will redeem the shares when requested on behalf of the Company or the corresponding subaccount of the Account at the net asset value next computed after receipt of each request for redemption, as established in accordance with the provisions of the then current prospectuses of the Fund and the Contracts. Fund will make payment in the manner established from time to time by Fund for the receipt of such redemption requests, but in no event shall payment be delayed for a greater period than permitted by the Investment Company Act of 1940 or the rules, orders or regulations thereunder (the "1940 Act"). The Board of Trustees of Fund ("Board") may refuse to sell shares of Fund or any particular portfolio of Fund ("Portfolio") to any person, or suspend or terminate the offering of shares of any particular Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of the Board's duties under applicable law, necessary in the best interests of the shareholders of any Portfolio.

     1.3 Company agrees to purchase and redeem the shares of each Portfolio in accordance with the provisions of this Agreement, of the Contracts and of the then current

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prospectuses for the Contracts and Fund. Except as necessary to implement Owner initiated transactions, or as otherwise permitted by state and/or federal laws or regulations, Company shall not redeem Fund shares attributable to the Contracts.

     1.4 Issuance and transfer of Fund shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from Fund will be recorded in appropriate book entry titles for the Account.

     1.5 Fund shall furnish prompt notice followed by written confirmation to Company or its delegates of any income, dividends or capital gain distributions payable on the Fund's shares. Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio in additional shares of that portfolio. Fund shall notify Company or its delegates of the number of shares so issued as payment of such dividends and distributions.

     1.6 Fund shall use its best efforts to make the net asset value per share for each Portfolio available to Company or its delegates by 7:00 p.m. Louisville (Eastern) time on each business day of Fund.

2.   Proxy Solicitations and Voting

     2.1 Underwriter and Fund agree that the terms on which the Fund is offered to the Account under this Agreement will not be materially altered without the prior written consent of Company, which consent will not be unreasonably withheld, during any period in which Fund shares are held by the Account.

     2.2  If and to the extent required by law the Company shall:

          (i)   solicit voting instructions from Owners;

          (ii) vote the Fund shares in accordance with instructions reviewed from Owners; and

          (iii) vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received,

so long and to the extent that the Securities and Exchange Commission (the "SEC") continues to interpret the 1940 Act to require pass-through voting privileges for various contract owners. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

     2.3 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings or comply with Section 16(c) of the 1940 Act as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the SEC may promulgate with respect thereto.

3.   Representations and Warranties

     3.1 Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under the laws of New York and that it has and will maintain the capacity to issue all Contracts that may be sold; and that it is properly licensed, qualified and in good standing to sell the Contracts in New York.

     3.2 Company represents and warrants that the Contracts are or will be registered under the Securities Act of 1933 (the "1933 Act").

     3.3 Company represents and warrants that it has or will have registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

     3.4 Company represents that the Contracts are currently treated as annuity contracts, under applicable provisions of the Internal Revenue Code of 1986, as amended ("Code"), and that it will maintain such treatment and that it will notify Underwriter and Fund promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

     3.5 Fund represents and warrants that it is lawfully established and validly existing under the laws of the State of Massachusetts.

     3.6 Fund represents and warrants that Fund shares sold pursuant to this Agreement are registered under the 1933 Act and duly authorized for issuance; that Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares; that Fund will sell such shares in compliance with all applicable federal and state laws; and that Fund is and will remain registered under and complies and will comply in all material respects with the 1940 Act. Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by Fund.

     3.7 Fund represents and warrants that it will invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable annuity contracts under the Code and the regulations issued thereunder, and that Fund will comply with Section 817(h) of the Code as amended from time to time and with all applicable regulations promulgated thereunder. Fund agrees to notify Company immediately upon having a reasonable basis for believing that any Portfolio has ceased to comply with Section 817(h) of the Code and to take all reasonable steps to diversify such Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation (S) 1.817-5.

     3.8 Fund represents and warrants that it is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification

(under Subchapter M or any successor or similar provision) and that it will promptly notify Company upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

     3.9 Fund represents and warrants that Fund's investment policies, fees and expenses are and shall at all times remain in compliance with New York law regarding separate accounts of domestic insurers and with any other applicable state insurance laws of which it is aware, provided Fund shall have no obligation to conduct an independent investigation, or of which Company has made it aware. Fund further represents that its operations are and shall at all times remain in material compliance with the laws of the State of Massachusetts to the extent required to perform this Agreement.

     3.10 Underwriter represents and warrants that it is and will be a member in good standing of the National Association of Securities Dealers, Inc., ("NASD") and is and will be registered as a broker-dealer with the SEC. Underwriter further represents that it will sell and distribute Fund shares in accordance with all applicable state and federal laws and regulations, including without limitation the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act. Underwriter represents that its operations are and shall at all times remain in material compliance with the laws of the State of Pennsylvania to the extent required to perform this Agreement.

     3.11 Underwriter represents and warrants that it is and will remain duly registered and licensed in all material respects under all applicable federal and state securities laws and shall perform its obligations hereunder in compliance in all material respects with any applicable state and federal laws.

     3.12 All parties hereto represent and warrant to each other that all of their directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of Fund in an amount not less than the amount required by the applicable rules of the NASD and the federal securities laws. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. All parties hereto agree to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and each agrees to notify promptly the other parties hereto in the event that such coverage no longer applies.

     3.13 Company agrees not to solicit or cause to be solicited directly, or indirectly at any time in the future, any proxies from the Owners in opposition to proxies solicited by management of the Fund, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Section 3.13 will survive the term of this Agreement.

4.   Sales Material and Information

     4.1 Company shall promptly inform Underwriter as to the status of all such sales literature filings and shall promptly notify Underwriter of all approvals or disapprovals of sales literature filings in the States. Underwriter and Fund shall promptly provide Company with copies of correspondence and reports of inquiries, meetings and discussions concerning regulation of the Contracts and Owner complaints respecting the Contracts.

     4.2 Company shall not make any material representations concerning the Adviser, the Underwriter, or the Fund other than the information or representations contained in: (a) a registration statement or prospectus for the Fund, as amended or supplemented from time to time; (b) published reports or statements of the Fund which are in the public domain or are approved by Fund; or (c) sales literature or other promotional material of the Fund.

     4.3 Adviser, Underwriter, or the Fund shall not make any material representations concerning Company other than the information or representations contained in: (a) a registration statement or prospectus for the Contracts, as amended or supplemented from time to time; (b) published reports or statements of the Contracts or the Account which are in the public domain or are approved by Company; or (c) sales literature or other promotional material of the Company.

     4.4 No Party shall use any other Party's names, logos, trademarks or service marks, whether registered or unregistered, without the prior consent of such Party.

     4.5 Fund will provide to Company at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, proxy statements, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to Fund or its shares, in final form as filed with the SEC, NASD and other regulatory authorities. Fund agrees to notify Company of material changes in the management of the Fund within a reasonable time prior to any such change becoming effective.

     4.6 Company will provide to Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters and all amendments to any of the above, that relate to the Fund and the Contracts, in final form as filed with the SEC, NASD and other regulatory authorities. Company agrees to notify Fund of material changes in the management of the Contracts within a reasonable time prior to any such changes becoming effective. If requested by Company in lieu thereof, Fund shall provide such documentation (including a final copy of the new prospectus as set in type at Fund's or Underwriter's expense) and other assistance as is reasonably necessary in order for Company once each year (or more frequently if the prospectus for Company is amended) to have the prospectus for the Contracts and Fund's prospectus printed together in one document.

   4.7 For purposes of this Section 4, the phrase "sales literature or other promotional material" shall be construed in accordance with all applicable securities laws and regulations.

   4.8 To the extent required by applicable law, including the administrative requirements of regulatory authorities, or as mutually agreed between Company and Underwriter, Company reserves the right to modify any of the Contracts in any respect whatsoever. Company reserves the right in its sole discretion to suspend the sale of any of the Contracts, in whole or in part, or to accept or reject any application for the sale of a Contract. Company agrees to notify the other Parties promptly upon the occurrence of any event Company believes might necessitate a material modification or suspension.

   4.9 The Parties agree to review the Contracts and the Fund during the last calendar quarter of each year for possible changes and will make their personnel reasonably available for this purpose.

5. Fees and Expenses

   5.1 Fund or Underwriter shall bear the cost of registration and qualification of Fund's shares; preparation and filing of Fund's prospectus and registration statement, proxy materials and reports including postage; preparation of all other statements and notices relating to Fund or Underwriter required by any federal or state law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 relating to Fund; all taxes on the issuance or transfer of Fund's shares.

   5.2 Company shall see to it that the Contracts are registered under the 1933 Act, and that the Account is registered as a unit investment trust in accordance with the 1940 Act. Company shall bear the expenses for the costs of preparation and filing of Company's prospectus and registration statement with respect to the Contracts; preparation of all other statements and notices relating to the Account or the Contracts required by any federal or state law; expenses for the solicitation and sale of the Contracts, including all costs of printing and distributing all copies of advertisements, prospectuses, Statements of Additional Information, proxy materials, and reports to Owners or potential purchasers of the Contracts as required by applicable state and federal law; payment of all applicable fees, including, without limitation, all fees due under Rule 24f-2 relating to the Contracts; all costs of drafting, filing and obtaining approvals of the Contracts in the

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various states under applicable insurance laws; filing of annual reports on form
N-SAR, and all other costs associated with ongoing compliance with all such laws and its obligations hereunder.

6. Indemnification

   6.1  Indemnification By Company

        6.1(a) Company agrees to indemnify and hold harmless Fund and Underwriter and each of their directors and officers, and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

                    (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or sales literature for the Contracts or contained in the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this paragraph 6.1(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Company by or on behalf of Fund for use in the registration statement or prospectus for the Contracts or in the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (ii) arise out of, or as a result of, statements or representations or wrongful conduct of Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Fund or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to Fund by or on behalf of Company; or

                    (iv) arise out of, or as a result of, any failure by Company or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                    (v) arise out of, or result from, any material breach of any representation and/or warranty made by Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by Company or persons under its control;

as limited by and in accordance with the provisions of sections 6.1(b) and 6.1(c) hereof.

          6.1(b) Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to Fund.

          6.1(c) Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Company of any such claim shall not relieve Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Company shall be entitled to participate, at its own expense, in the defense of such action. Company also shall be entitled to assume and to control the defense thereof. After notice from Company to such Party of Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

          6.1(d) The Indemnified Parties will promptly notify Company of the commencement of any litigation or proceedings against them in connection with the issuance or

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sale of Fund shares or the Contracts or the operation of Fund.

     6.2  Indemnification by Underwriter

          6.2(a) Underwriter agrees to indemnify and hold harmless Company and each of its directors and officers and each person, if any, who controls Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this section 6.2(a) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to Fund by or on behalf of Company for use in the registration statement or prospectus for Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                    (ii) arise out of, or as a result of, statements or representations or wrongful conduct of Underwriter or Fund or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to Company by or on behalf of Fund; or

                    (iv) arise out of, or as a result of, any failure by Underwriter, Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                    (v) arise out of or result from any material breach of any representation and/or warranty made by Underwriter, Fund or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by Underwriter, Fund or persons under their control;

as limited by and in accordance with the provisions of Sections 6.2(b) and 6.2(c) hereof.

          6.2(b) Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Company or the Account.

          6.2(c) Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Underwriter of any such claim shall not relieve Underwriter from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Underwriter will be entitled to participate, at its own expense, in the defense thereof. Underwriter also shall be entitled to assume and to control the defense thereof. After notice from Underwriter to such Party of Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

          6.2(d) The Indemnified Parties will promptly notify Underwriter of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Account.

     6.3  Indemnification by Adviser of the Fund

          6.3(a) Adviser agrees to indemnify and hold harmless Company and each of its directors and officers and each person, if any, who controls Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 6.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Fund or Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and:

                    (i) arise out of, or as a result of, any failure by Adviser, Fund or persons under their control to provide the services and furnish the materials contemplated under the terms of this Agreement; or

                    (ii) arise out of or result from any material breach of any representation and/or warranty made by Adviser, Fund or persons under their control in this Agreement or arise out of or result from any other material breach of this Agreement by Adviser, Fund or persons under their control;

as limited by and in accordance with the provisions of Sections 6.3(b) and 6.3(c) hereof.

          6.3(b) Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Company or the Account.

          6.3(c) Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Fund or Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Fund or Adviser of any such claim shall not relieve Adviser from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, Adviser will be entitled to participate, at its own expense, in the defense thereof. Adviser also shall be entitled to assume and to control the defense thereof. After notice from Adviser to such Party of Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Adviser will not be liable to such party under this

Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

          6.3(d) The Indemnified Parties will promptly notify Fund or Adviser of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Contracts or the operation of the Account.

7.   Potential Conflicts

     7.1 The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

     7.2 The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under any applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC ("Exemptive Order"), by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Owner voting instructions are disregarded.

     7.3 If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company shall, to the extent reasonably practicable, take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Owners and, as appropriate, segregating the assets of any appropriate group that votes in favor of such segregation, or offering to the affected Owners the option of making such a change; and (2), establishing a new registered management investment company or managed separate account.

     7.4 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six (6) months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Fund shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Fund.

     7.5 For purposes of Sections 7.3 through 7.5 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict.

     7.6 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in any Exemptive Order) on terms and conditions materially different from those contained in any Exemptive Order, then (a) the Fund and/or the Company, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

8.   Term and Termination

     8.1 The initial term of this Agreement shall be from November 15, 1996 through November 14, 1999. Unless terminated upon thirty (30) days' prior written notice to the other Party, this Agreement shall thereafter automatically renew from year to year, provided that any Party may terminate this Agreement without cause following the initial term upon six (6) months' advance written notice to the other.

     8.2 Notwithstanding any other provision of this Agreement, Underwriter or the Fund may terminate this Agreement for cause on not less than thirty (30) days' prior written notice to the Company, unless Company has cured such cause within thirty (30) days of receiving such notice, for any material breach by Company of any representation, warranty, covenant or obligation hereunder.

     8.3 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement for cause on not less than thirty (30) days' prior written notice to Underwriter and Fund unless Underwriter or Fund has cured such cause within thirty (30) days of receiving such notice, for any material breach by Underwriter or Fund of any representation, warranty, covenant or obligation hereunder.

     8.4 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to the Fund and the Underwriter with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts.

     8.5 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to the Fund and the Underwriter with respect to any Portfolio in the event any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company.

     8.6 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify.

     8.7 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to the Fund and the Underwriter with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Paragraph 3.7.

     8.8 Notwithstanding any other provision of this Agreement, Fund or Underwriter may terminate this Agreement by written notice to the Company, if either one or both shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or if formal proceedings against Company have been instituted by the NASD, SEC or any state securities or insurance department or any other regulatory body regarding Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Account or the purchase of Fund shares; provided, however, that the Fund determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Company to perform its obligations under this Agreement.

     8.9 Notwithstanding any other provision of this Agreement, Company may terminate this Agreement by written notice to the Fund and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Fund or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or if formal proceedings against Fund or Underwriter have been instituted by the NASD, SEC or any state securities or insurance department or any other regulatory body; provided, however, that Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Fund or Underwriter to perform its obligations under this Agreement.

     8.10 Notwithstanding the termination of this Agreement, each Party shall continue for so long as any Contracts remain outstanding to perform such of its duties hereunder as are necessary to ensure the continued tax deferred status thereof and the payment of benefits thereunder, except to the extent proscribed by law, the SEC or other regulatory body.

9.   Notices

     Any notice shall be deemed sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to Fund:

     John W. McGonigle
     Federated Investors Tower
     Pittsburgh, PA 15222-3779

     If to Adviser:

     John W. McGonigle
     Federated Investors Tower
     Pittsburgh, PA 15222-3779

     If to Underwriter:

     John W. McGonigle
     Federated Investors Tower
     Pittsburgh, PA 15222-3779

     If to Company:

     Jeffrey P. Lammers
     Providian Corporation
     400 West Market Street
     P.O. Box 32830
     Louisville, Kentucky 40202

     With a copy to:

     Marketing Director
     First Providian Life and Health Insurance Company
     520 Columbia Drive
     Johnson City, New York 13790

10.  Miscellaneous

     10.1 The captions in this Agreement are included for convenience of reference only and in no way affect the construction or effect of any provisions hereof.

     10.2 If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

     10.3 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     10.4 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance and securities regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement.

     10.5 Each Party hereto grants to the other the right to audit its records relating to the terms and conditions of this Agreement upon reasonable notice during reasonable business hours in order to confirm compliance with this Agreement.

     10.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

     10.7 Subject to the requirements of legal process and regulatory authority, the Fund and Underwriter shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by the Company hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the Company until such time as it may come into the public domain.

     10.8 This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

     10.9 In any dispute arising hereunder, each party waives its right to demand a trial by jury and hereby consents to a bench trial of all such disputes.

     10.10 The terms of this Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of Kentucky; provided, however, that all performances rendered hereunder shall be subject to compliance with all applicable state and federal laws and regulations.

     10.11 Sections 1, 2, 3, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 6, 7.4, 8, 9 and
11 hereof shall survive termination of this Agreement.

     10.12 Company is hereby expressly put on notice of the limitation of liability as set forth in the Declarations of Trust of the Fund and the Adviser and agrees that the obligations assumed by the Fund and the Adviser pursuant to this Agreement shall be limited in any case to the Fund and Adviser and their respective assets and that Company shall not seek satisfaction of any such obligation from the shareholders of the Fund or the Adviser, the Trustees, officers, employees or agents of the Fund or Adviser, or any of them.

11.  Administrative Expenses

     11.1 Administrative services to Owners shall be the responsibility of Company. Fund, Adviser and Underwriter recognize Company as the sole shareholder of record of Fund shares under this Agreement. Fund, Adviser and Underwriter further recognize that they will derive a substantial savings in administrative expense by virtue of having a sole shareholder rather than multiple shareholders. In consideration of the administrative savings resulting from such arrangement, Underwriter agrees to pay to Company an amount computed at an annual rate of .25 of 1% of the average daily net asset value of shares held in subaccounts for which Company provides administrative services. Underwriter's payments to Company are for administrative services only and do not constitute payment in any manner for investment advisory services.

     11.2 Underwriter will calculate the reimbursement of administrative expenses at the end of each calendar quarter and will make such reimbursement to Company within thirty days thereafter. The reimbursement check will be accompanied by a statement showing the calculation of the amounts payable by Underwriter and such other supporting data as may be reasonably requested by Company.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first set forth above.


                    Company:

                    FIRST PROVIDIAN LIFE AND HEALTH
                       INSURANCE COMPANY

                    By:  /s/ Gregory J. Garvin
                       -----------------------


                    Fund:

                    FEDERATED INSURANCE SERIES


                    By:  /s/ John W. McGonigle
                       -----------------------


                    Fund Adviser:

                    FEDERATED ADVISERS


                    By:  /s/
                       -----------------------


                    Underwriter:

                    FEDERATED SECURITIES CORP.


                    By:  /s/
                       -----------------------